UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752
1-2198	DTE Electric Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-0478650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, the Board of Directors of DTE Energy Company (the “Company”) appointed Mark C. Rolling, 51, currently the Company's Vice President and Treasurer, as the Company’s Vice President, Controller and Chief Accounting Officer effective March 4, 2019. Mr. Rolling will be the principal accounting officer for the Company and for the Company's wholly-owned subsidiary, DTE Electric Company. Mr. Rolling has held his current role since December 2013. Jeffrey A. Jewell, currently the Company’s Vice President, Controller and Chief Accounting Officer will become the Company’s Vice President, Treasurer and Chief Risk Officer. The Board of Director’s appointments are consistent with the Company’s goal to continuously develop the capabilities of its senior leaders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019

DTE ENERGY COMPANY (Registrant)

/s/ Lisa A. Muschong Lisa A. Muschong Vice President Corporate Secretary and Chief of Staff

DTE ELECTRIC COMPANY (Registrant)

/s/ Lisa A. Muschong Lisa A. Muschong Vice President Corporate Secretary and Chief of Staff